Terra’s UK joint venture temporarily idles additional production
Sioux City, Iowa (December 18, 2008)—Terra Industries Inc. (NYSE symbol: TRA) (Terra) announces that GrowHow UK Ltd. (GrowHow), a joint venture in which Terra holds a 50% stake, is idling production in addition to that of the Billingham ammonia plant, as announced on Dec. 8, 2008.
Effective Dec. 17, 2008, GrowHow temporarily idled ammonium nitrate fertilizer production at the Billingham facility to manage inventories.
Effective Dec. 27, 2008, GrowHow will temporarily idle ammonium nitrate fertilizer production at the Ince facility to manage inventories and effective Jan. 2, 2009, will idle ammonia production at Ince in anticipation of a mid-January maintenance turnaround.
The joint venture’s two manufacturing facilities produce 880,000 tons of ammonia, 1,100,000 tons of ammonium nitrate fertilizer and 600,000 tons of fertilizer compounds per year.
GrowHow has adequate inventory to fulfill all current orders. The company’s management will continue to monitor the market to determine when it is prudent to resume production.
About Terra
Terra Industries Inc., with 2007 revenues of $2.4 billion, is a leading international producer of nitrogen products.
Forward-looking statement
Certain statements in this new release may constitute “forward-looking” statements within the meaning of the Private Litigation Reform Act of 1995. Forward-looking statements are based upon assumptions as to future events that may not prove to be accurate. These statements are not guarantees of future performance and involve risks, uncertainties and assumptions that are difficult to predict. Actual outcomes and results may differ materially from what is expressed or forecasted in these forward-looking statements. As a result, these statements speak only as of the date they were made and Terra undertakes no obligation to publicly update or revise any forward-looking statements, whether as a result of new information, future events or otherwise.

Words such as “expects,” “intends,” “plans,” “projects,” “believes,” “estimates,” and similar expressions are used to identify these forward-looking statements. These include, among others, statements relating to:
•	financial markets,
•	general economic conditions within the agricultural industry,
•	competitive factors and price changes (principally, sales prices of nitrogen and methanol products and natural gas costs),
•	product mix,
•	the seasonality of demand patterns,
•	weather conditions,
•	environmental and other government regulation, and
•	agricultural regulations.
Additional information as to these factors can be found in Terra’s 2007 Annual Report/10-K, in the section entitled “Business,” “Legal Proceedings,” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and in the Notes to the consolidated financial statements.
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